As filed with the Securities and Exchange Commission on April 11, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MOLECULAR PARTNERS AG
(Exact name of registrant as specified in its charter and translation of registrant’s name into English)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Wagistrasse 14
8952 Zürich-Schlieren
Switzerland
Telephone: +41 44 755 77 00
(Address and telephone number of registrant’s principal executive offices)
Molecular Partners Inc.
245 Main Street
Cambridge, Massachusetts 02142
(781) 420 2361
Telephone: (781) 420 2361
(Name, address, and telephone number of agent for service)
Copies to:

Ryan Sansom Brandon Fenn Divakar Gupta Cooley LLP 55 Hudson Yards New York, NY 10001 +1 212 479 6000	Dieter Gericke Karin Mattle Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich Switzerland +41 43 222 16 59
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission, or the Commission, pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The registration statement contains two prospectuses:
•a base prospectus, which covers the offering, issuance and sale of an unspecified amount of the registrant’s ordinary shares, American Depositary Shares, or ADSs, representing ordinary shares, debt securities or warrants, from time to time in one or more offerings, which together shall have an aggregate initial offering price not to exceed $300,000,000; and
•a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to $100,000,000 of the registrant’s ordinary shares, which may be issued in the form of ADSs, that may be issued and sold from time to time under a sales agreement, or the Sales Agreement, between the registrant and Leerink Partners LLC, or Leerink Partners.
The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $100,000,000 of the registrant’s ordinary shares, which may be issued in the form of ADSs, that may be issued and sold from time to time under the sales agreement prospectus supplement is included in the $300,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of such Sales Agreement, any portion of the $100,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information contained in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission with respect to such securities has been declared effective. This prospectus is not an offer to sell these securities and no offers to buy these securities are being solicited in any jurisdiction where their offer or sale is not permitted.
Subject to Completion, Dated April 11, 2025
PROSPECTUS
Molecular Partners AG
$300,000,000
Ordinary Shares
American Depositary Shares representing Ordinary Shares
Debt Securities
Warrants
Molecular Partners AG, a Swiss stock corporation (Aktiengesellschaft), may offer, from time to time, in one or more offerings, ordinary shares, American Depositary Shares, or ADSs, representing ordinary shares, debt securities and warrants, which we collectively refer to as the securities. The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of the securities offered, please see “Plan of Distribution” beginning on page 44 of this prospectus.
This prospectus may not be used to consummate a primary sale of securities unless it is accompanied by a prospectus supplement.
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “MOLN.” On April 9, 2025, the last sale price of our ADSs as reported by the Nasdaq Global Select Market was $3.72 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission, or the SEC, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an “Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, which is incorporated by reference into this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is       , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $300,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A PRIMARY SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
Unless otherwise noted or the context otherwise requires, references in this prospectus to “Molecular Partners,” “the Company,” “our company,” “we,” “us” or “our” refer to Molecular Partners AG and its subsidiaries.

TRADEMARKS AND SERVICE MARKS
We own trademark registrations for “Molecular Partners®” and “DARPin®” in Switzerland, the European Union, the United States and Japan. This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
PRESENTATION OF FINANCIAL INFORMATION
In this Registration Statement on Form F-3, or Registration Statement, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “U.S. dollars,” “$,” “US$” and “USD” mean United States dollars and all references to “CHF” mean Swiss francs.
Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. We maintain our books and records in Swiss francs.
MARKET AND INDUSTRY DATA
This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F and reports on Form 6-K, before deciding to invest in our securities.
Company Overview
We are a clinical-stage biopharmaceutical company pioneering the design and development of designed ankyrin repeated protein, or DARPin, therapeutics for medical challenges that other drug modalities cannot readily address. DARPin therapeutics are a new class of custom-built protein drug candidates based on natural binding proteins that have the potential to unlock new dimensions of multi-functionality and multi-target specificity in drug design. Our DARPin candidates have been extensively tested in preclinical studies and clinical trials, including in more than 2,500 patients, and have been observed to be highly active and generally well-tolerated. By harnessing DARPins’ intrinsic advantages and leveraging our two decades of experience and leadership with DARPins, we believe our DARPin platform can close the gap between small molecular and antibody medicines as a new therapeutic modality poised to offer clinical breakthroughs.
We were founded in 2004 by the inventors of our DARPin platform. Our senior management, which includes two of our company’s co-founders, has significant prior experience in oncology, research, drug development and finance. Members of our team have served as senior executives at other well-established companies including Amgen, Bavarian Nordic, Celgene, GSK, Genentech, J&J, Novartis, Roche and Tesaro. Additionally, our board of directors includes current and former senior executives of AbbVie, Biogen, Novartis, Roche and Takeda (Millennium Pharmaceuticals, Shire). We have collaboration agreements with Orano Med, as well as other third-party collaborators.
Corporate Information
We are a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland. We were incorporated on November 22, 2004. Our principal executive offices are located at Wagistrasse 14, 8952 Schlieren, Switzerland. We are registered with the commercial register of the Canton of Zurich under number CHE-112.115.136. In November 2014, we completed the initial public offering of our ordinary shares on the SIX Swiss Exchange. Our telephone number at our principal executive offices is +41 44 755 77 00. Our agent for service of process in the United States is Molecular Partners Inc. with registered office at 245 Main Street, Cambridge, Massachusetts 02142. Our website address is www.molecularpartners.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•a requirement to have only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;
•an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and

•to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.
We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.
The Securities That May Be Offered
We may offer or sell ordinary shares, ADSs, debt securities and warrants in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Listing
Our ADSs are currently traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “MOLN.” The ADSs began trading on Nasdaq on June 16, 2021. Our ordinary shares are listed on the SIX Swiss Exchange under the symbol “MOLN.” We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of our ordinary shares, ADSs representing our ordinary shares, various series of debt securities, and warrants to purchase our ordinary shares represented by ADSs, either individually or in combination with other securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 3.D—Risk Factors” of our most recent Annual Report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and our financial statements and other documents and information incorporated by reference in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “designed,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•the initiation, timing, progress and results of our clinical trials and preclinical studies, and our research and development programs;
•our ability to advance product candidates into, and successfully complete, clinical trials;
•the timing of regulatory filings and the likelihood of favorable regulatory outcomes and approvals;
•the regulatory treatment of our product candidates;
•regulatory developments in the European Union, United States and other countries;
•the commercialization of our product candidates, if and once approved;
•the pricing and reimbursement of our product candidates, if and once approved;
•our ability to contract on commercially reasonable terms with third-party suppliers and manufacturers;
•the implementation of our business model and strategy and the development of our product candidates and platforms;
•the scope of protection we are able to establish, obtain and maintain for intellectual property rights covering our product candidates and platforms and our ability to protect and enforce such rights;
•our ability to operate our business without infringing on, misappropriating or otherwise violating the intellectual property rights of others;
•the ability of third parties with whom we contract to successfully conduct, supervise and monitor clinical trials for our product candidates;
•estimates of our expenses, future revenues, earnings, capital requirements and our needs for additional financing;
•the timing and amount of milestone and royalty payments that we may receive under our strategic collaboration agreements;
•our ability to obtain additional funding for our operations;
•the potential benefits of our strategic collaboration agreements and our ability to enter into future strategic arrangements;
•our ability to maintain and establish collaborations or obtain additional funding;
•the rate and degree of market acceptance of, and pricing for, our product candidates;
•our financial performance;

•the impact of macro-economic factors, including inflation, the U.S. Federal Reserve and other financial regulatory agencies raising interest rates, political conditions, change in trade policies and geopolitical conflicts in Europe and the Middle East on our business, operations and prospects and on our clinical trials;
•our ability to attract and retain key scientific and management personnel;
•developments relating to our competitors and our industry, including competing therapies;
•the future trading price of the ADSs and impact of securities analysts reports on these prices; and
•other risks and uncertainties, including those listed under the caption “Risk Factors.”
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations, cash flows or financial condition. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may offer ordinary shares, ADSs, debt securities and warrants, in one or more offerings, with a total aggregate offering price of up to $300,000,000. The actual price per ordinary share of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”
CAPITALIZATION
We intend to include information about our capitalization and indebtedness in prospectus supplements relating to any specific offering.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we have authorized to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus for pipeline development and other general corporate purposes, including investments, acquisitions, and collaborations, should we choose to pursue any, and working capital. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in a variety of capital preservation investments, including term deposits, short-term, investment-grade, interest-bearing instruments and government securities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following description of our share capital and articles of incorporation summarizes our share capital as of the dates indicated and certain provisions of our articles of incorporation as they are in effect as of the date hereof, respectively. The following summary does not purport to be complete. For a more complete discussion, please refer to our articles of incorporation, a copy of which can be accessed on our website www.molecularpartners.com.
On January 1, 2023, the new Swiss corporate law came into effect. Most relevantly, this legislative reform addressed, among other topics, (i) the modernization and increased flexibility for a stock corporation's capital base, (ii) the strengthening of shareholder rights and the protection of minorities, (iii) certain changes to financial distress/ restructuring measures, (iv) corporate governance and executive compensation matters (amongst others, the incorporation of the ordinance against excessive compensation in listed stock corporations (OaEC) into the Swiss Code of Obligations ("CO"), and (v) certain socio-political topics (e.g., gender representation and disclosure requirements for companies active in the raw materials sector).
The following description of our share capital and articles of incorporation takes into consideration the changes and modifications resulting from the new Swiss corporate law, which had not yet come into effect upon effectiveness of the prospectus on July 12, 2022.
Company
We are a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland. We were incorporated on November 22, 2004. Our principal executive offices are located at Wagistrasse 14, 8952 Schlieren, Switzerland. We are registered with the commercial register of the Canton of Zurich under number CHE-112.115.136. Our corporate name is Molecular Partners AG.
Share Capital
As of April 9, 2025, our share capital (Aktienkapital) as recorded in the commercial register of the Canton of Zurich was CHF 4,036,309.50, consisting of 40,363,095 ordinary shares with a nominal value of CHF 0.10 each.
Under our articles of incorporation, in their current version dated January 9, 2025, our board of directors is authorized, within a capital range ranging from CHF 3,672,010.70 (lower limit) to CHF 5,489,725.55 (upper limit), to increase or decrease our share capital once or several times and in any amounts and to acquire or dispose of shares, directly or indirectly, until April 17, 2029, or until an earlier expiry of the capital range. See “—Articles of Incorporation— Certain Important Provisions of our Articles of Incorporation, Organizational Rules and Swiss Law — Our Capital Range.”
Our share capital may also be increased by a maximum aggregate amount of CHF 363,419 through the issuance of not more than 3,634,190 ordinary shares, which would need to be fully paid-in, with a nominal value of CHF 0.10 each, through the direct or indirect issuance of shares, options or pre-emptive rights thereof granted to employees and members of our board of directors as well as to members of any advisory boards. Shares, options or pre-emptive rights thereof shall be issued in accordance with one or more participation plans and/or policies to be issued by our board of directors and in accordance with our articles of incorporation. See “—Articles of Incorporation— Certain Important Provisions of our Articles of Incorporation, Organizational Rules and Swiss Law— Our Conditional Share Capital.”
In addition, our share capital may be increased by a maximum aggregate amount of CHF 226,087 through the issuance of up to 2,260,870 fully paid up shares with a nominal value of CHF 0.10 each through the exercise or mandatory exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to shareholders or third parties alone or in connection with bonds, notes, options, warrants or other securities or contractual obligations by us or any of our group companies. See “—Articles of Incorporation— Certain Important Provisions of our Articles of Incorporation, Organizational Rules and Swiss Law— Our Conditional Share Capital.”
From January 1, 2022 through April 9, 2025, the number of our issued ordinary shares as recorded in the commercial register of the Canton of Zurich underwent the following changes:

2022
Issued shares recorded on January 1, 2022	32,146,992
Reflecting in commercial register on January 20, 2022 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2021 out of conditional share capital	145,656
Issued shares recorded on May 1, 2022	32,292,648
Issuance of treasury shares for our fully owned subsidiary Molecular Partners Incl. out of the authorized capital to cover future fundraisings, including in connection with the Company's at-the-market sales program for American Depositary Shares established in July 2022, immediately reflected in the commercial register on August 24, 2022	3,500,000
Issued shares recorded on December 31, 2022	35,792,648

2023
Issued shares recorded on January 1, 2023	35,792,648
Reflecting in commercial register on January 19, 2023 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2022 out of conditional share capital	252,058
Issued shares recorded on December 31, 2023	36,044,706

2024
Issued shares recorded on January 1, 2023	36,044,706
Reflecting in commercial register on January 16, 2024 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2023 out of conditional share capital	309,591
Issued shares recorded on June 30, 2024	36,354,297
Issuance on October 25, 2024 of new shares with a nominal value of CHF 0.10 each issued at an issue price of CHF 0.10 out of the capital range immediately reflected in the commercial register on October 29, 2025	3,642,988
Issued shares recorded on December 31, 2024	39,997,285

2025
Issued shares recorded on January 1, 2025	39,997,285
Reflecting in commercial register on January 9, 2025 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2024 out of conditional capital for employee participation	365,810
Issued shares recorded on January 9, 2025	40,363,095
History of Securities Issuances
From January 1, 2022 through April 9, 2025, the events set out above and further described below have changed our issued share capital and, in parallel, the number of our issued ordinary shares, in each case as recorded in the commercial register of the Canton of Zurich. In addition, from January 1, 2025 through April 9, 2025, 11,546 shares have been issued out of the conditional capital, but are not registered in the commercial register.
•On January 20, 2022, our share capital was increased by CHF 14,565.60 through the issuance of 145,656 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 20, 2022) in the one-year period ended December 31, 2021, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.

•On August 22, 2022, our share capital was increased by CHF 350,000 through the issuance of 3,500,000 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of our authorized share capital to Molecular Partners Inc., a fully owned subsidiary of the Company. The purpose of the share issuance was to replenish the Company’s pool of treasury shares that the Company can use in the future to raise funds, including in connection with the Company’s at-the-market sales program for American Depositary Shares established in July 2022. Our articles of incorporation were amended accordingly to reflect the new share capital.
•On January 19, 2023, our share capital was increased by CHF 25,205.80 through the issuance of 252,058 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 19, 2023) in the one-year period ended December 31, 2022, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.
•On January 16, 2024, our share capital was increased by CHF 30,959.10 through the issuance of 309,591 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 16, 2024) in the one-year period ended December 31, 2023, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.
•On October 25, 2024, our share capital was increased by CHF 364,298.80 through the issuance of 3,642,988 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of capital range, based on the resolution of the general meeting of shareholders held on April 17, 2024 resolving on, inter alia, the introduction of a capital range authorizing the board of directors of the Company to increase the share capital up to an upper limit of CHF 5,453,144.55. Our articles of incorporation were amended accordingly to reflect the new share capital.
•On January 9, 2025, our share capital was increased by CHF 36,581 through the issuance of 365,810 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 9, 2025) in the one-year period ended December 31, 2024, based on the resolution of the general meeting of shareholders held on April 17, 2024 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.
Certain Important Provisions of our Articles of Incorporation, Organizational Rules and Swiss Law
The following is a summary of certain important provisions of our articles of incorporation, organizational rules and certain related provisions of Swiss law. Please note that this is only a summary and as such is not, is not intended to be and does not purport to be exhaustive. For a more complete discussion, please refer to our articles of incorporation and organizational rules.
Ordinary Capital Increase, Capital Range and Conditional Share Capital
Under Swiss law, we may increase our share capital with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within six months of the respective general meeting in order to become effective. Under our articles of incorporation and Swiss law, in the case of subscription and increase against payment of contributions in cash, a resolution passed by a majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive subscription rights or advance subscription rights are limited or withdrawn or where transformation of freely disposable equity into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented is required.
Under the CO, our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented, can:
•adopt conditional share capital (bedingtes Kapital) in the aggregate amount of up to 50% of the share capital for the purpose of issuing shares in connection with, among other things, option and conversion rights granted to shareholders, the creditors of bonds and similar debt instruments, employees, members of the board of directors of the Company or of any group company, or to any third parties; and
•in the form of capital range (Kapitalband), empower our board of directors to increase and/or decrease our share capital by up to 50% of the share capital, by issuing or canceling shares, or by increasing or decreasing the par value of shares, including through the creation of conditional share capital; such capital range is to be utilized by the board of directors within a period determined by the shareholders but not exceeding five years from the date of the shareholder approval.
Pre-Emptive and Advance Subscription Rights
Pursuant to the CO, shareholders have pre-emptive subscription rights (Bezugsrechte) to subscribe for new issuances of shares. With respect to conditional capital, shareholders have (i) pre-emptive subscription rights for the subscription of option rights and (ii) advance subscription rights (Vorwegzeichnungsrechte) for the subscription of bonds and similar debt instruments to which option or conversion rights are attached.
A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the majority of the par value of the shares represented may authorize our board of directors to withdraw or limit preemptive subscription rights or advance subscription rights in certain circumstances.
The board of directors may permit pre-emptive rights that have been granted but not exercised to expire or it may place these rights respectively the shares as to which pre-emptive rights have been granted but not exercised, at market conditions or use them for other purposes in the interest of the Company. Any shares for which the granted preferential subscription rights have not been exercised will be at the disposal of the board of directors, who may sell them at market conditions or use them for other purposes in the interest of the Company.
Our Capital Range
Under our articles of incorporation, we have a capital range ranging from CHF 3,672,010.70 (lower limit) to CHF 5,489,725.55 (upper limit). Our board of directors is authorized within the capital range to increase or decrease our share capital once or several times and in any amounts and to acquire or dispose of shares, directly or indirectly, until April 17, 2029, or until an earlier expiry of the capital range. The capital increase or reduction may be effected by issuing fully paid-in registered shares and cancelling registered shares, as applicable, or by increasing or reducing the par value of the existing shares within the limits of the capital range or by simultaneous reduction and re-increase of the share capital. If our share capital increases as a result of a share issue from conditional capital (see next subsection), the upper and lower limits of the capital range will increase in an amount corresponding to such increase.
In the event of a capital increase within the capital range, the board of directors has to determine the type of contributions, the issue price and the date on which the dividend entitlement starts. In the event of a capital reduction within the capital range, the board of directors has to determine the use of the reduction amount, to the extent necessary.

In a capital increase within the capital range, the board of directors is authorized by our articles of incorporation to withdraw or to limit the pre-emptive subscription rights of shareholders, and to allocate them to certain shareholders or third parties, in the event that the newly issued shares are issued under the following circumstances:
•for the acquisition of companies, parts of companies or participations, for the acquisition of products, intellectual property or licenses, or for investment projects or for the financing or refinancing of such transactions through a placement of shares; or
•for the purpose of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with a listing of new shares on domestic or foreign stock exchanges; or
•if the issue price of the new Shares is determined by reference to the market price; or
•for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchasers or underwriters; or
•following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to all other shareholders a takeover offer recommended by the board of directors; or
•for the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders; or
•for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders; or
•for the participation of members of the board of directors, members of the Executive Committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies.
This authorization to withdraw or to limit the pre-emptive subscription of shareholders is exclusively linked to our capital range. If the capital range lapses for any reasons, such as if an ordinary capital increase is completed, the authorization to withdraw or to limit the pre-emptive subscription rights lapses simultaneously with the capital range.
Our Conditional Share Capital
Conditional Share Capital for Financing, Acquisitions and other Purposes
Our nominal share capital may be increased in an amount not to exceed CHF 226,087 through the issuance of up to 2,260,870 registered shares, which would have to be fully paid-in, each with a par value of CHF 0.10 per share, through the exercise or mandatory exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to shareholders or third parties alone or in connection with bonds, notes, options, warrants or other securities or contractual obligations by or of the Company or any of its group companies (the "Financial Instruments"). The preemptive rights (Bezugsrechte) of the shareholders shall be excluded in connection with the issuance of shares upon the exercise of any Financial Instruments. The board of directors shall be authorized to withdraw or limit the advance subscription rights (Vorwegzeichnungsrechte) of the shareholders in connection with the issuance by the Company or one of its group companies of Financial Instruments if (1) the issuance is for purposes of financing or refinancing the acquisition of an enterprise, parts of an enterprise, participations or investments or (2) the issuance occurs in national or international capital markets or through a private placement.

If the advance subscription rights are neither granted directly nor indirectly by the board of directors, the following shall apply:
•the Financial Instruments shall be issued or entered into at market conditions; and
•the conversion, exchange or exercise price of the Financial Instruments shall be set with reference to the market conditions prevailing at the date on which the Financial Instruments are issued; and
•the Financial Instruments may be converted, exchanged or exercised during a maximum period of 10 years from the date of the relevant issuance or entry.
Conditional Share Capital for Employee Participation
Our nominal share capital may, to the exclusion of the pre-emptive subscription rights (Bezugsrechte) and advance subscription rights of shareholders (Vorwegzeichnungsrechte), be increased by an amount not to exceed CHF 363,419 through the issuance of not more than 3,634,190 registered shares, which would have to be fully paid-in, each with a par value of CHF 0.10 per share, through the direct or indirect issuance of shares, options or preemptive rights thereof granted to employees and members of the board of directors of the Company or its subsidiaries as well as to members of any advisory boards.
Uncertificated Securities
Our shares are uncertificated securities (Wertrechte, within the meaning of article 973c of the CO) and, when administered by a custodian (Verwahrungsstelle, within the meaning of the Federal Act on Intermediated Securities, or FISA), and credited to one or more securities deposit account (Effektenkonto), qualify as intermediated securities (Bucheffekten, within the meaning of the FISA). In accordance with article 973c of the CO, we maintain a nonpublic register of uncertificated securities (Wertrechtebuch). We may at any time without the approval of our shareholders and at our cost convert shares issued as uncertificated securities into another form (including global certificates) or convert shares issued in one form into another form. Following the entry in the share register, a shareholder may at any time request from us a written confirmation in respect of the shares held by such shareholder. Shareholders are not entitled, however, to request the printing and delivery of certificates or the conversion of the shares in one form into another form. We may print and deliver certificates for shares at any time.
Securities Exercisable for Ordinary Shares
Equity Incentives
We believe that our ability to grant incentive awards is a valuable and necessary compensation tool that allows us to attract and retain the best available personnel for positions of substantial responsibility, provides additional incentives to directors, executive officers, and employees and promotes the success of our business. Historically, we have granted several different equity incentive instruments to our directors, employees and other service providers, including:
•Restricted Share Units, or RSUs, granted to our directors;
•Performance Share Units, or PSUs, granted to our executive officers and employees; and
•share options granted to employees, directors and selected advisors.
Our articles of incorporation authorize the board of directors to issue one or more participation plans and/or policies. An amendment or renewal of the relevant provision in our articles of incorporation must be approved by an absolute majority of the votes represented at the general meeting of shareholders. Once our board of directors' authority is approved by our shareholders, the maximum aggregate amounts of the variable compensation elements actually granted to the directors and executive officers must be approved by an absolute majority of the votes represented at the general meeting of shareholders and shall continue for the duration of the current financial year. Compensation may be paid out prior to approval by the general meeting of shareholders subject to subsequent approval. If the general meeting of shareholders does not approve a proposal of the board of directors, the board of directors must newly determine the maximum aggregate amount or maximum partial amounts taking into account all relevant factors and submit such amounts for approval to the same general meeting of shareholders, to an extraordinary general meeting of shareholders or to the next ordinary general meeting of shareholders.
Share Options
Prior to our initial public offering on SIX Swiss Exchange on November 5, 2014, which we refer to as our Swiss IPO, our board of directors established three share option plans: (i) the Employee Share Option Plan 2007, or ESOP 2007, (ii) the Employee Share Option Plan 2009, or ESOP 2009, and (iii) the Employee Share Option Plan 2014, or ESOP 2014, with similar features as the ESOP 2009, but no longer providing for accelerated vesting of options in the event of our Swiss IPO. Each option entitles its holder to purchase one of our shares at the pre-defined exercise price. The number of options granted to each participant was determined by the board of directors based on a participant’s position and level of responsibility. As a rule, the options vested quarterly over a four-year period. At the end of the option term, the unexercised options expire without value.
As of December 31, 2024, no options were outstanding under the ESOP 2009 or ESOP 2014.
Following our Swiss IPO, no further grants were made under any of the ESOP programs, and we do not intend to make any further grants under any of these plans in the future. For additional information, see Note 18 to our consolidated financial statements as of and for the year ended December 31, 2024 included in our Annual Report on Form 20-F for the year ended December 31, 2024.
Restricted Share Units (RSUs)
Under the LTI Plans, described in “-Long-Term Incentive Plans” below, members of our board of directors are eligible to be granted RSUs. RSUs are contingent rights to receive a certain number of our shares at the end of a three-year blocking period. RSUs vest over a one-year period from their date of grant, following the lapse of which they are no longer subject to forfeiture if a member of our board resigns. The number of shares to be received is not variable, i.e., the number of shares does not depend on the achievement of certain pre-defined performance metrics. In certain circumstances, including a change of control, a full or partial early vesting of the RSUs may occur.
As of December 31, 2024, 345,798 RSUs were outstanding.
Performance Share Units (PSUs)
Under the LTI Plans, described in “-Long-Term Incentive Plans” below, executive officers and employees are eligible to be granted PSUs. PSUs are contingent rights to receive a variable number of our shares either in aggregate at the end of a three-year cliff-vesting period or in annual installments over a three-year vesting period. The number of PSUs granted to a plan participant is calculated by dividing the CHF amount approved for the respective individual by the fair value of each PSU at the grant date based on the average share price in the two months preceding the grant date. While the PSUs are designed to allow the beneficiaries to participate in the longterm share price development, the number of shares to be earned in relation to a PSU depends on (i) the achievement of annual corporate goals for the respective year, (ii) the achievement of long-term value-driving milestones outside of such corporate goals during such year and (iii) the development of the share price of the Company. In accordance with these parameters, the number of shares to be issued based on the PSUs can be between zero and 150% of the number of PSUs granted. Even after the determination of goal achievement, participants may lose their entitlements in full or in part depending on certain conditions relating to their employment. In certain circumstances, including a change of control, a full or partial accelerated vesting of the PSUs may occur.
As of December 31, 2024, 2,247,267 PSUs were outstanding.
Long-Term Incentive Plans
Our long-term incentive plans established in March of 2015, March of 2016, March of 2017, March of 2018, March of 2019, March of 2020, March of 2021, March of 2022, March of 2023 and March of 2024 respectively, which we collectively refer to as the LTI Plans, are rolled out annually. This allows our board of directors to review and adjust the terms and targets of the LTI Plans on an annual basis. Employees generally receive the grants on

April 1 of each calendar year. With respect to members of the Management Board, the annual grants are usually made on April 1 subject to approval of the ordinary shareholders’ meeting at which the necessary amounts for variable compensation are approved by the shareholders. With respect to members of our board of directors, the annual grants are made following the ordinary shareholders’ meeting, at which the necessary amounts for variable compensation are approved by the shareholders.
General Meeting of Shareholders
Ordinary/Extraordinary Meetings, Powers
The general meeting of shareholders is our supreme corporate body. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this generally means on or before June 30. In addition, extraordinary general meetings of shareholders may be held.
A general meeting of shareholders may take place in or outside Switzerland and at different places simultaneously if the votes of the participants are immediately transmitted to all meeting venues (multilocal shareholders’ meeting). The board of directors may allow shareholders that are not present at the meeting venue of the general meeting of shareholders to participate and exercise their rights electronically (“hybrid shareholder meeting”). Our articles of incorporation also allow for general meetings of shareholders without a physical meeting venue but that takes place using electronic means (“virtual shareholder meeting”).
According to our articles of incorporation, the following powers are vested exclusively in the general meeting of shareholders:
•adopting and amending the articles of incorporation;
•electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the independent voting rights representative and the auditors;
•approving the annual management report and the consolidated financial statements;
•approving the annual financial statements and deciding on the allocation of profits shown on the balance sheet, in particular with regard to dividends;
•determining interim dividends and approving the interim financial statements required for this purpose;
•resolving on the repayment of the statutory capital reserve;
•approving the compensation of the board of directors and of the executive management pursuant to Article 28 of the articles of incorporation;
•granting discharge to the members of the board of directors and the persons entrusted with the executive management;
•delisting the Company's equity securities; and
•passing resolutions as to all matters reserved by law or under the articles of incorporation to the authority of the general meeting of shareholders.
An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or the general meeting of shareholders or, under certain circumstances, by a company’s auditors, liquidator or the representatives of bondholders, if any. In addition, our articles of incorporation require the board of directors to convene an extraordinary general meeting of shareholders if shareholders representing at least 5% of our share capital or votes request such general meeting of shareholders in writing. A request for an extraordinary general meeting of shareholders must set forth the items to be discussed and the proposals to be acted upon. Further, the board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and statutory reserves are not covered by our assets and a contemplated restructuring measure falls within the competence of the general meeting of shareholders.
Voting and Quorum Requirements
Unless otherwise required by law or our articles of incorporation, shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the majority of shares represented at the general meeting of shareholders.
Under our articles of incorporation, a resolution of the general meeting of shareholders passed by two-thirds of the votes and the majority of the par value of the shares, each as represented at the meeting, is required for:
•amending or modifying the purpose of the Company;
•combining shares;
•creating shares with privileged voting rights;
•restricting the transferability of registered shares and canceling such restriction;
•introducing a conditional share capital or a capital range;
•increasing the share capital through the conversion of capital surplus, through contribution in kind, by setoff against a claim, or the granting of special privileges;
•limiting or withdrawing preemptive rights;
•introducing the casting vote of the acting chair in the general meeting of shareholders;
•delisting the Company's equity securities;
•relocating the registered office of the Company;
•changing the currency of the share capital;
•introducing an arbitration clause in our articles of incorporation; and
•dissolving the Company.
The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended (the “Swiss Merger Act”). See “—articles of incorporation—Compulsory Acquisitions; Appraisal Rights.”
Notice
General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed in a form that allows proof by text. The notice of a general meeting of shareholders must state the date, the starting time, the form and location of the meeting, the items on the agenda, the motions of the board of directors or of any shareholders including a short explanation, as well as the name and address of the independent representative. A resolution on a matter which is not on the agenda may not be passed at a general meeting of shareholders, except for motions to convene an extraordinary general meeting of shareholders or to initiate a special investigation, on which the general meeting of shareholders may vote at any time. No previous notification is required for motions concerning items included in the agenda or for debates that do not result in a vote.
All owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders

(a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.
Agenda Requests
Pursuant to our articles of incorporation, one or more shareholders whose combined shareholdings represent at least 0.5% of the share capital or votes may request that an item be included in the agenda for a general meeting of shareholders or that a proposal relating to an agenda item be included in the notice convening the general meeting of shareholders.
Such a request must be received by us in writing at least 45 calendar days prior to the general meeting of shareholders, specifying the agenda item and the proposal or proposals.
Our annual report, the compensation report and the auditor’s report must be made available to our shareholders no later than 20 calendar days prior to the ordinary general meeting of shareholders. Shareholders of record may be notified of this in writing.
Shareholder Proposals
Under Swiss statutory law, at any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. In addition, even if the proposal is not part of any agenda item, any shareholder may propose to the meeting to convene an extraordinary general meeting of shareholders or to have a specific matter investigated by means of a special investigation where this is necessary for the proper exercise of shareholders’ rights.
Minutes
We are required to make available the resolutions and election results of our general meeting of shareholders electronically within 15 calendar days after the meeting. In addition, each shareholder may request that the minutes be made available to them within 30 calendar days after the meeting.
Voting Rights
Each of our ordinary shares entitles a holder to one vote. The ordinary shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in the share register at a cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), by its legal representative or by any other person with written authorization to act as proxy. The chairperson has the power to decide whether to recognize a power of attorney.
Our articles of incorporation contain provisions that allow the board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements or to impose or adjust such conditions, limitations and requirements once registered.
Dividends and Other Distributions
Our board of directors may propose to shareholders that a dividend or interim dividend or other distribution be paid but cannot itself authorize the distribution. Dividend and interim dividend payments require a resolution passed by a majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of incorporation.
Under Swiss law, we may pay dividends only if we have sufficient distributable profits from the previous or current business year (Bilanzgewinn) or brought forward from the previous business years (Gewinnvortrag), or if we have distributable capital reserves (Gesetzliche Kapitalreserve), each as evidenced by audited stand-alone statutory annual or interim financial statements prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and by the articles of incorporation have been deducted.
Under the CO, at least 5% of our annual profit must be retained as statutory profit reserve (gesetzliche Gewinnreserve). If there is a loss carried forward, such loss must be eliminated before allocation to the statutory profit reserve. The statutory profit reserve shall be accumulated until it reaches, together with the statutory capital reserve, 50% of our share capital recorded in the Commercial Register. In addition, we have to allocate, among other things, the net proceeds of share issuances to the statutory capital reserve. The CO permits us to accrue additional reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.
Distributions out of issued share capital (i.e., the aggregate par value of our issued shares) are not allowed and may be made only by way of an ordinary capital reduction or within a capital range that (also) allows for a capital reduction (see “Description of Share Capital and articles of incorporation—articles of incorporation—Ordinary Capital Increase, Capital Range and Conditional Share Capital”). An ordinary capital reduction requires a resolution passed by a majority of the shares represented at a general meeting of shareholders. The board of directors must publish a call to creditors in the Swiss Official Gazette of Commerce in which creditors are advised that they may request, subject to certain conditions, security for their claims within 30 days of the publication of the creditor call. A licensed audit expert must then confirm, based on the results of the call to creditors, that the claims of the creditors remain fully covered despite the reduction in our share capital recorded in the Commercial Register. If all requirements for an ordinary capital reduction have been met, the board of directors has to amend the articles of incorporation in a public deed. Our share capital may be reduced to a level below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. An ordinary capital reduction must be completed within six months after the resolution of the general meeting of shareholders.
Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.
Transfer of Shares
So long as shares are intermediated securities (Bucheffekten within the meaning of the Swiss Federal Act on Intermediated Securities, or FISA) based on uncertificated securities (Wertrechte) entered into the main register of a custodian and credited to one or more securities deposit account (Effektenkonto), (i) any transfer of shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) no shares can be transferred by way of assignment, and (iii) a security interest in any shares cannot be granted by way of assignment.
The Company maintains its share register through areg.ch ag, an external service provider, and enters the full name, address and nationality (in the case of legal entities, the company name and registered office) of the shareholders (including nominees) and usufructuaries therein. A person entered into the share register must notify the share registrar of any change in address. Until such notification occurs, all written communication from the Company to persons entered in the share register is deemed to have been validly made if sent to the relevant address recorded in the share register.
Any person who acquires shares may submit an application to the Company requesting it to enter such person into the share register as a shareholder with voting rights, provided such person expressly declares to the Company that it has acquired and holds such shares in its own name and for its own account. Any such person that does not expressly state in his or her application to the Company that the relevant shares were acquired for his or her own account (any such person, a nominee) may be entered in the share register as a shareholder with voting rights for the relevant shares, provided that nominee has entered into an agreement with the Company regarding its position and is subject to a recognized banking or finance supervision.

The board of directors may, after having heard the concerned shareholder of record or nominee, cancel entries in the share register that were based on inaccurate or misleading information, or if such information becomes inaccurate or misleading, with retroactive effect to the date of the entry.
Any acquirer of shares who is not registered in the share register as a shareholder with voting rights may not vote at or participate in any general meetings of shareholders of the Company, but will still be entitled to dividends and other rights with financial value with respect to such shares.
Inspection of Books and Records
Under the CO, a shareholder has a right to inspect the share register with respect to his or her own shares and otherwise to the extent necessary to exercise his or her shareholder rights. No other person has a right to inspect the share register. Shareholders holding in the aggregate at least 5% of our nominal share capital or of our voting rights have the right to inspect our books and correspondence, subject to the safeguarding of our business secrets and other legitimate interests. Our board of directors is required to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If an inspection request is denied by the board of directors, shareholders may request the order of an inspection by the court within 30 days. See “Comparison of Swiss Law and Delaware Law—Inspection of books and records.”
Special Investigation
If a shareholder has exercised its information or inspection rights, such shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court at our registered office (currently Schlieren, Zurich, Switzerland) to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of our share capital or voting rights may request that the court appoint a special examiner. The court will issue such an order if the petitioners can demonstrate that members of the board of directors or our executive management infringed the law or our articles of incorporation and that such violation is suitable to cause a damage to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.
Shareholders’ Rights to Bring Actions for the Benefit of the Company
According to the CO, an individual shareholder may bring an action, in its own name and for the benefit of the Company, against the Company’s directors, officers or liquidators for the recovery of any losses we have suffered as a result of the intentional or negligent breach by such directors, officers or liquidators of their duties.
Compulsory Acquisitions; Appraisal Rights
Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented.
If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.
Swiss corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.
In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting of shareholders and the majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
•a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;
•our assets, after the divestment, are not invested in accordance with our corporate purpose as set forth in the articles of incorporation; and
•the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our corporate purpose.
A shareholder of a Swiss corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.
Board of Directors
Number of Directors; Election
Our articles of incorporation provide that the board of directors shall consist of at least three and not more than eleven members.
The members of the board of directors and the chair of the board are elected annually by the general meeting of shareholders for a term of office extending until completion of the next ordinary general meeting of shareholders. If the ordinary general meeting of shareholders is held more than six months after the end of the financial year, the term of office shall nevertheless continue until the end of the ordinary general meeting of shareholders. Each member of the board of directors must be elected individually.
Powers
According to our articles of incorporation, the board of directors has the following non-delegable and inalienable powers and duties:
•the ultimate direction of the business of the Company and the issuance of the necessary instructions;
•the determination of the organization of the Company;
•the administration of accounting, financial control and financial planning;
•the appointment and removal of the persons entrusted with executive management and their representation of the Company;
•the ultimate supervision of the persons entrusted with management of the Company, specifically in view of their compliance with the law, these articles of incorporation, the regulations and directives;
•the preparation of the business report, the compensation report and other reports as required by law, if any;

•the preparation of the general meetings of shareholders as well as the implementation of the resolutions adopted by the general meetings of shareholders;
•the adoption of resolutions regarding the subsequent payment of capital with respect to non-fully paid up shares and the amendments to the articles of incorporation related thereto;
•the adoption of resolutions on the change of the share capital to the extent that such power is vested in the board of directors, the ascertainment of capital changes, the preparation of the report on the capital increase, and the respective amendments of the articles of incorporation (including deletions);
•the non-delegable and inalienable duties and powers of the board of directors pursuant to the Merger Act;
•the submission of a petition for debt-restructuring moratorium and the notification of the court if liabilities exceed assets;
•any other matter reserved to the board of directors by the law or the articles of incorporation.
The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, committees or to third parties (such as executive officers) who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and our articles of incorporation, details of the delegation and other procedural rules such as quorum requirements have been set in the organizational rules established by the board of directors.
Indemnification of Executive Management and Directors
In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See the section of this prospectus entitled “Comparison of Shareholder Rights—Indemnification of Directors and Executive Committee and Limitation of Liability.”
We intend to enter into indemnification agreements with each of the members of our board of directors and executive management.
We have entered into indemnification agreements with each of our directors and executive officers. See the section of this prospectus entitled “-Limitation of Liability and Indemnification” below.
Conflicts of Interest, Management Transactions
The members of the board of directors and the executive management are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company. More generally, the CO requires our directors and executive officers to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive officers. This rule is generally understood to disqualify directors and executive officers from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breaches of these obligations. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person related to any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.
Our Code of Conduct and organizational rules also cover a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management
Pursuant to Swiss law, the aggregate amount of compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management (which we refer to as our “executive management”) of the Company has to be submitted to our shareholders for approval each year.
The board of directors must issue, on an annual basis, a written compensation report that must be reviewed by our auditors. The compensation report must disclose, among other things, all compensation granted by the
Company, directly or indirectly, to current members of the board of directors and the executive management and, to the extent related to their former role within the Company or not on customary market terms, to former members of the board of directors and former executive officers. The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive management, respectively, as well as the particular amount for each member of the board of directors and for the highest-paid executive officer, specifying the name and function of each of these persons. If variable compensation is approved prospectively, as is currently the case with the Company, our board of directors must submit the compensation report to a non-binding vote of the general meeting of shareholders.
We are prohibited from granting certain forms of compensation to members of our board of directors and executive management, such as:
•severance payments (compensation due until the termination of a contractual relationship does not qualify as severance payment);
•advance compensation;
•incentive fees for the acquisition or transfer of companies, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by us;
•loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in our articles of incorporation; and
•equity-based compensation not provided for in our articles of incorporation.
Compensation to members of the board of directors and the executive management for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if (i) the compensation would be prohibited if it were paid directly by the Company, (ii) the articles of incorporation do not provide for it, or (iii) the compensation has not been approved by the general meeting of shareholders.
Every year, the general meeting of shareholders has to vote on the proposals of the board of directors with respect to:
•the maximum aggregate amount of compensation of the board of directors for the term of office until the next ordinary general meeting of shareholders; and
•the maximum aggregate amount of fixed compensation of the executive management for the following financial year; and
•the maximum aggregate amount of variable compensation of the executive management for the current financial year.
The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.
If, at the general meeting of shareholders, the shareholders do not approve a compensation proposal of the board of directors, the board of directors must prepare a new proposal, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting of shareholders or the next ordinary general meeting of shareholders.

If we appoint new members of the executive management after the general meeting of shareholders has approved the compensation of the executive management for the relevant period and such compensation is insufficient to also cover the new members' compensation, our articles of incorporation allow us to pay each new member an amount not exceeding 50% of the aggregate amount of (maximum) compensation of the executive management last approved.
In addition to fixed compensation, members of the board of directors and the executive management may be paid variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values as well as their achievement.
Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.
Borrowing Powers
Neither Swiss law nor our articles of incorporation restricts our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.
Repurchases of Shares and Purchases of Own Shares
The CO limits our ability to repurchase and hold our own shares. We and our subsidiaries may repurchase shares only to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of incorporation, the foregoing upper limit is 20%. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.
Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.
In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may, subject to applicable law, purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.
Notification and Disclosure of Substantial Share Interests
The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or the Financial Market Infrastructure Act, are applicable to us. Under the Financial Market Infrastructure Act, persons who directly, indirectly or in concert with other parties acquire or dispose of ordinary shares or are granted the power to exercise voting rights attached to ordinary shares at their own discretion, or delegated voting rights, or acquire or dispose of purchase or sale rights relating to ordinary shares, and thereby reach, exceed or fall below a threshold of 3, 5, 10, 15, 20, 25, 33 1⁄3, 50 or 66 2⁄3 percent of our voting rights (whether exercisable or not) must report such acquisition or disposal to us and the SIX Swiss Exchange in writing within four trading days. Within two trading days of the receipt of such notification, we must publish such information through SIX Swiss Exchange's electronic reporting and publishing platform. For purposes of calculating whether a threshold has been reached or crossed, shares, delegated voting rights and acquisition rights or obligations, or Acquisition Positions, on the one hand and sale rights or obligations, or Disposal Positions, on the other hand may not be netted. Rather the Acquisition Positions and the Disposal Positions need to be accounted for separately and may each trigger disclosure obligations if the respective positions reach one of the thresholds. In addition, actual share ownership and delegated voting rights must be reported separately from other Purchase Positions if they reach one of the thresholds.
Mandatory Bid Rules
Pursuant to the applicable provisions of the Financial Market Infrastructure Act, any person that acquires shares of a listed Swiss company, whether directly or indirectly or acting in concert with third parties, which shares, when taken together with any other shares of such company held by such person, exceed the threshold of 33 1/3% of the voting rights (whether exercisable or not) of such company, must make a takeover bid to acquire all the other listed shares of such company. A company’s articles of incorporation may either eliminate this provision of the Financial Market Infrastructure Act or may raise the relevant threshold to 49%, opting-out or opting-up, respectively. Our articles of incorporation do not contain any opting-out or opting-up provision.
A waiver of the mandatory rules may be granted by the Swiss Takeover Board or FINMA under certain circumstances. If no waiver is granted, the mandatory takeover bid must be made pursuant to the procedural rules set forth in the Financial Market Infrastructure Act and the implementing ordinances thereunder.
There is no obligation to make a takeover bid under the Financial Market Infrastructure Act if the voting rights in question are acquired as a result of a gift, succession or partition of an estate, a transfer based upon matrimonial property law or execution proceedings.
Nonresident or Foreign Owners
Other than limitations that apply to all holders of our ordinary shares, there are no limitations on the right of nonresident or foreign owners of our ordinary shares from holdings or voting such ordinary shares imposed by Swiss law or our articles of incorporation.
Exchange Controls
Other than sanctions against specific countries, individuals, and organizations, there are no governmental laws, decrees, regulations or other legislation in Switzerland affecting the remittance of dividends, interest and other payments to nonresident holders of our shares.
Comparison of Shareholder Rights
The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights pursuant to the provisions of the CO, by which our Company is governed, and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90% of all members in the transferring legal entity who are entitled to vote shall approve the merger agreement.

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors, officers or liquidators for breach of their duties and claim the payment of the company’s losses or damages to the corporation and, in some cases, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that U.S. laws and regulations provide a basis for liability and U.S. courts have jurisdiction, a class action may be available.

Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he or she acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to Swiss law, the general meeting of shareholders has the non-transferable right, amongst others, to vote separately and bindingly on the aggregate amount of compensation of the members of the board of directors, of the executive management and of the advisory boards. If variable compensation is approved for a future period rather than for a past period, the compensation report is subject to a non-binding vote of the general meeting of shareholders.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.	Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

Indemnification of directors and executive officers and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors and officers (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit liability of:
•a director or officer for any breach of the duty of loyalty to the corporation or its shareholders;
•a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•a director for statutory liability for unlawful payment of dividends or unlawful share purchase or redemption;
•a director or officer for any transaction from which the director or officer derived an improper personal benefit; or
•an officer in any action by or in right of the corporation.
A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:
•by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;
•by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;
•by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or
•by the shareholders.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive management from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.
The articles of incorporation of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.
Also, a corporation may enter into and pay for directors’ and officers’ liability insurance, which may cover negligent acts as well.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: •the duty of care; and •the duty of loyalty.
The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive management based on organizational rules. However, there are several nontransferable duties of the board of directors:
•the overall management of the corporation and the issuing of all necessary directives;
•determination of the corporation’s organization;
•the organization of the accounting, financial control and financial planning systems as required for management of the corporation;
•the appointment and dismissal of persons entrusted with managing and representing the corporation;
•the overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of incorporation, operational regulations and directives;
•the compilation of the annual report, the compensation report, the report on nonfinancial matters and any other reports required by law, the preparation for the general meeting of the shareholders and implementation of its resolutions; and
•the filing of an application for a debt restructuring moratorium and notification of the court in the event that the company is over-indebted.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under like circumstances.

The members of the board of directors and the executive management are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company.

The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessary, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

The Swiss Federal Supreme Court has established a doctrine that restricts its review of a business decision if the decision has been taken following proper preparation, on an informed basis and without conflicts of interest.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may exercise their voting rights in a general meeting of shareholders. Shareholders can only act by written consents if no shareholder requests a general meeting of shareholders. The articles of incorporation must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
At any general meeting of shareholders, any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified.
Unless the articles of incorporation provide for a lower threshold or for additional shareholders’ rights:
•shareholders together representing at least 5% of the share capital or voting rights may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and
•shareholders together representing shares with a par value of at least 0.5% of the share capital or the voting rights may demand that an agenda item including a specific proposal, or a proposal with respect to an existing agenda item, be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate lead time.

Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination (“Sonderuntersuchung”).

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairperson of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e., until the following ordinary general meeting of shareholders), as well as the vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the members of any advisory board, is mandatory for listed companies. Re-election is permitted.

Removal of directors

A director of a Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a majority of the shares represented at a general meeting of shareholders. The articles of incorporation may require the approval by a supermajority of the shares represented at a meeting for the removal of a director.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting shares within the past three years.	No such rule applies to a Swiss corporation.

Dissolution; winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. The articles of incorporation may increase the voting thresholds required for such a resolution.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of incorporation.

Shares with preferential voting rights are not regarded as preference shares for these purposes.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	The articles of incorporation of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided in the articles of incorporation.

There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of a capital range and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and a majority of the par value of the shares represented at such general meeting of shareholders. The articles of incorporation may increase these voting thresholds.

Inspection of books and records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation holding in the aggregate at least 5% of the nominal share capital or voting rights have the right to inspect books and records, subject to the safeguarding of the company’s business secrets and other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise his or her rights as a shareholder. The board of directors has to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If the board of directors denies an inspection request, shareholders may request the order of an inspection by the court within 30 days.

A shareholder’s right to inspect the share register is limited to the right to inspect his or her own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:
•out of its surplus, or
•in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
Shareholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without shareholder approval.

Dividend (including interim dividend) payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.
Payments out of a corporation’s share capital (in other words, the aggregate par value of the corporation’s shares) in the form of dividends are not allowed and may be made only by way of a share capital reduction. Dividends may be paid only from the profits of the previous or current business year or brought forward from previous business years or if the corporation has distributable reserves, each as evidenced by the corporation’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and the articles of incorporation have been deducted.

Creation and issuance of new shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of a capital range or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and a majority of the par value of shares represented at such meeting. The board of directors may issue or cancel shares out of the capital range during a period of up to five years by a maximum amount of 50% of the current share capital. Shares are created and issued out of conditional share capital through the exercise of options or of conversion rights that the board of directors may grant to shareholders, creditors of bonds or similar debt instruments, employees, contractors or consultants, directors of the company or another group company or third parties.
Limitation of Liability and Indemnification
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Depositary for ADSs
Citibank, N.A., acts as the depositary for the ADSs representing our ordinary shares and the custodian for ordinary shares represented by ADSs is Citibank, N.A., London Branch. Holders of ADSs representing our ordinary shares have a right to receive the ordinary shares underlying such ADSs. For discussion on ADSs representing our ordinary shares and rights of ADS holders, see the section entitled “American Depositary Shares” in exhibit 2.3 to our most recent Annual Report on Form 20-F, incorporated by reference in this prospectus supplement.
Listing
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “MOLN.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
For information regarding our American Depositary Shares, please refer to the information under the heading “American Depositary Shares” in our description of securities filed as Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025, as well as any amendments thereto reflected in our subsequent filings with the SEC that are incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•the title of the series of debt securities;
•any limit upon the aggregate principal amount that may be issued;
•the maturity date or dates;
•the form of the debt securities of the series;
•the applicability of any guarantees;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for U.S. federal income tax purposes;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of any debt securities of any series;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•provide for payment;
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•pay principal of and premium and interest on any debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•recover excess money held by the trustee;
•compensate and indemnify the trustee; and
•appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•any terms relating to the modification of the warrants;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•any other specific terms of the warrants.
The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:
•through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser;
•in block transactions;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•through agents; or
•through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of such securities and the proceeds to be received by us, if any;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•negotiated transactions;
•at a fixed public offering price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.
ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

TAXATION
The material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus or applicable prospectus supplement pertaining to those securities.
EXPENSES OF THE OFFERING
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee.

Expenses	Amount
SEC registration fee	$45,930	(1)
Printing and engraving expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous costs		(2)
Total		(2)
__________________
(1)Includes fees previously paid.
(2)These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities offered hereby on behalf of Molecular Partners AG and certain other matters of Swiss law, including matters of Swiss income tax law, will be passed upon for us by Homburger AG, Zurich, Switzerland. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Molecular Partners AG as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG AG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of KPMG AG is located at Badenerstrasse 172, Zurich, 8036 Switzerland

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation organized and incorporated under the laws of Switzerland with registered office and domicile in Schlieren, Switzerland, and the majority of our assets are located within Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, investors may not be able to effect service of process within the United States upon us or upon such persons or to enforce judgments obtained against us or such persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.
There is doubt that a lawsuit based upon United States federal or state securities laws could be brought in an original action in Switzerland and that a judgment of a U.S. court based upon United States securities laws would be enforced in Switzerland.
The United States and Switzerland currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, may not be enforceable in Switzerland.
However, if a person has obtained a final and conclusive judgment rendered by a U.S. court that is enforceable in the United States and files a claim with the competent Swiss court, such final judgment by a U.S. court may be recognized in Switzerland in an action before a court of competent jurisdiction in accordance with the proceedings set forth by the Swiss Federal Act on International Private Law (Bundesgesetz über das internationale Privatrecht) and the Swiss Federal Act on Civil Procedure (Schweizerische Zivilprozessordnung) and, in certain circumstances, the Swiss Federal Act on Debt Collection and Bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs). In such an action, a Swiss court generally would not reinvestigate the merits of the original matter decided by a U.S. court. The recognition and enforcement of a U.S. judgment by a Swiss court would be conditional upon a number of conditions including those set out in articles 25 et seqq. of the Swiss Federal Act on International Private Law, which include, among others:
•the U.S. court having had jurisdiction over the original proceedings from a Swiss perspective;
•the judgment of such U.S. court being final and non-appealable under U.S. federal or state law;
•service of process to the defendant having been completed in accordance with the relevant legal requirements at the defendant’s domicile or permanent residence (including requirements resulting from applicable international treaties), or the defendant having unconditionally participated in the foreign proceedings;
•the original proceeding not having been conducted under a violation of material principles of Swiss civil proceedings law, in particular the right to be heard;
•the matter (Verfahren) between the same parties and on the same subject resulting in the judgment of the U.S. court not having been (i) commenced or decided by a Swiss court, provided that such Swiss matter was pending before a Swiss court prior to the U.S. court entered its proceedings or decided by a Swiss court before the decision of the U.S. court, or (ii) decided by a court in a third country, provided such third country matter was decided prior to the decision of the U.S. court and such third country matter is recognizable in Switzerland; and
•the enforcement of the judgment by the U.S. court not being manifestly incompatible with Swiss public policy (schweizerischer Ordre public).
Moreover, a Swiss court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in Switzerland are solely governed by Swiss procedural law.

Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Swiss civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Swiss law. Rather, Swiss civil procedure provides for the possibility for judicial pre-trial proceedings concerning the precautionary production of evidence (vorsorgliche Beweisführung) only in certain circumstances and under certain conditions. In addition, during the main proceedings, a Swiss court would decide upon the claims for which evidence is required from the parties and the related burden of proof.
Our agent for service of process in the United States is Molecular Partners Inc. with registered office at 245 Main Street, Cambridge, Massachusetts 02142.

LIMITATIONS AFFECTING SHAREHOLDERS OF A SWISS COMPANY
For information regarding limitations affecting shareholders of a Swiss company, please refer to the information under the heading “Description of Share Capital and Articles of Association.”
WHERE YOU CAN FIND MORE INFORMATION
We file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.molecularpartners.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Report on Form 6-K and incorporated in this prospectus by reference. Statements about these documents made in this prospectus or in any prospectus supplement are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 6, 2025; and
•the descriptions of our ADSs contained in our Registration Statement on Form 8-A, filed with the SEC on June 11, 2021, including Exhibit 2.3 to our Annual Report on Form 20-F, filed with the SEC on March 6, 2025, and any other amendments or reports filed for the purpose of updating such descriptions.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.molecularpartners.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:
Molecular Partners AG
Wagistrasse 14
8952 Zürich-Schlieren
Switzerland
Attn: General Counsel

$300,000,000
Ordinary Shares
American Depositary Shares representing Ordinary Shares
Debt Securities
Warrants
PROSPECTUS
, 2025

The information contained in this prospectus supplement is not complete and may be changed. No securities may be sold pursuant to this prospectus supplement until the registration statement filed with the Securities and Exchange Commission with respect to such securities has been declared effective. This prospectus supplement is not an offer to sell these securities and no offers to buy these securities are being solicited in any jurisdiction where their offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED April 11, 2025
PROSPECTUS SUPPLEMENT
Molecular Partners AG
Up to $100,000,000
American Depositary Shares representing Ordinary Shares
We previously entered into a sales agreement, or the Sales Agreement, with Leerink Partners LLC, or Leerink Partners, dated July 1, 2022, relating to the sale of our ordinary shares in the form of American Depositary Shares, or ADSs, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell ADSs having an aggregate offering price of up to $100,000,000 from time to time through Leerink Partners, acting as our sales agent.
Our ADSs are traded on the Nasdaq Global Select Market under the symbol “MOLN.” On April 9, 2025, the last sale price of our ADSs as reported by the Nasdaq Global Select Market was $3.72 per ADS. Our ordinary shares are traded on the SIX Swiss Exchange under the symbol “MOLN”. On April 9, 2025, the last reported sale price of our ordinary shares on the SIX Swiss Exchange was CHF 3.04 per share.
Sales of our ADSs, if any, under this prospectus supplement and the accompanying base prospectus may be made in one or more transactions, including block transactions, or sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Leerink Partners is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Leerink Partners for sales of ADSs sold pursuant to the Sales Agreement will be up to 3.0% of the gross proceeds of any ordinary shares sold under the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-11 for additional information regarding Leerink Partners’ compensation.
INVESTING IN OUR ORDINARY SHARES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR ORDINARY SHARES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompany base prospectus. Any representation to the contrary is a criminal offense.

Leerink Partners
The date of this prospectus supplement is          , 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement relates to the offering of our ADSs. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Generally, when we refer to this “prospectus supplement,” we are referring to the sales agreement prospectus and the accompanying base prospectus combined.
This prospectus supplement describes the terms of this offering of ADSs and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not, and Leerink Partners has not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference into this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering. We and Leerink Partners take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Leerink Partners is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you to in the section of this prospectus supplement entitled “Incorporation by Reference.”
We are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our ADSs and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find More Information” and “Incorporation by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and in the accompanying base prospectus, as well as those contained in the other documents incorporated by reference and any related free writing prospectus. As used in this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” and “Molecular Partners” refer to Molecular Partners AG and its subsidiaries.
Overview
We are a clinical-stage biopharmaceutical company pioneering the design and development of designed ankyrin repeated protein, or DARPin, therapeutics for medical challenges that other drug modalities cannot readily address. DARPin therapeutics are a new class of custom-built protein drug candidates based on natural binding proteins that have the potential to unlock new dimensions of multi-functionality and multi-target specificity in drug design. Our DARPin candidates have been extensively tested in preclinical studies and clinical trials, including in more than 2,500 patients, and have been observed to be highly active and generally well-tolerated. By harnessing DARPins’ intrinsic advantages and leveraging our two decades of experience and leadership with DARPins, we believe our DARPin platform can close the gap between small molecular and antibody medicines as a new therapeutic modality poised to offer clinical breakthroughs.
We were founded in 2004 by the inventors of our DARPin platform. Our senior management, which includes two of our company’s co-founders, has significant prior experience in oncology, research, drug development and finance. Members of our team have served as senior executives at other well-established companies including Amgen, Bavarian Nordic, Celgene, GSK, Genentech, J&J, Novartis, Roche and Tesaro. Additionally, our board of directors includes current and former senior executives of AbbVie, Biogen, Novartis, Roche and Takeda (Millennium Pharmaceuticals, Shire). We have collaboration agreements with Orano Med, as well as other third-party collaborators.
Corporate Information
We are a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland. We were incorporated on November 22, 2004. Our principal executive offices are located at Wagistrasse 14, 8952 Schlieren, Switzerland. We are registered with the commercial register of the Canton of Zurich under number CHE-112.115.136. In November 2014, we completed the initial public offering of our ordinary shares on the SIX Swiss Exchange. Our telephone number at our principal executive offices is +41 44 755 77 00. Our agent for service of process in the United States is Molecular Partners Inc. with registered office at 245 Main Street, Cambridge, Massachusetts 02142. Our website address is www.molecularpartners.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus supplement is not part of this prospectus supplement.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•a requirement to have only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and
•to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.
We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
In this prospectus supplement and in the documents and information incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

ADSs offered by us	ADSs, each representing one ordinary share with a nominal value of CHF 0.10 each, having an aggregate offering price of up to $100,000,000.

ADSs	Each ADS represents the right to receive one ordinary share, nominal value CHF 0.10 per share. You will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder. To better understand the terms of the ADSs, you should carefully read the section in this prospectus supplement entitled “Description of American Depositary Shares” included in the accompanying base prospectus. We also encourage you to read the deposit agreement, which is filed as an exhibit to the registration statement to which this prospectus supplement forms a part.

ADS Depositary	Citibank, N.A.

Plan of Distribution
“At the market offering” that may be made from time to time through our sales agent, Leerink Partners at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, including in block transactions. See “Plan of Distribution” on page S-11.

Use of Proceeds
We currently anticipate that we will use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term marketable securities, for development and expansion of our radiopharmaceutical pipeline and platform and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-9.

Risk Factors
Investing in our securities involves significant risks. You should read the “Risk Factors” on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our ADSs.

Nasdaq Global Select Market symbol	Our ADSs are listed on the Nasdaq Global Select Market under the symbol “MOLN.”
Swiss SIX symbol	Our ordinary shares are listed on the SIX Swiss Exchange under the symbol “MOLN.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the risk factors listed below and the ones incorporated by reference herein from our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, or Annual Report, filed with the SEC on March 6, 2025, as may be updated by our subsequent annual reports and other filings we make with the SEC. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used effectively. Our management might not apply the net proceeds in ways that ultimately increase or maintain the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. In addition, our failure to effectively apply the net proceeds from this offering could have a material adverse effect on our business, results of operations, financial condition and prospects.
If you purchase ADSs in this offering, you may experience dilution.
The offering price per ADSs in this offering may exceed the net tangible book value per ordinary share of our ADSs outstanding prior to this offering. Because the sales of the ADSs offered hereby will be made directly into the market, the prices at which we sell these ADSs will vary and these variations may be significant. Purchasers of the ordinary shares we sell, as well as our existing shareholders, will experience significant dilution if we sell ordinary shares at prices significantly below the price at which they invested.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we expect to offer in the future additional ADSs, ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ADSs or other securities in any other offering at a price per ADS that is equal to or greater than the price per ADS paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to existing shareholders. The price per ADS at which we sell additional ADSs or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ADS in this offering.
The actual number of ADSs we will issue under the sales agreement in this offering, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the offering under this prospectus supplement. The number of ADSs that are sold by Leerink Partners after delivering a placement notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with Leerink Partners. Because the price per ADS of each ADS sold will fluctuate based on the market price of our ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued or the gross proceeds to be raised in connection with those sales.
Future sales or issuances of our ADSs in the public markets, or the perception of such sales, could depress the trading price of our ADSs.
The sale of a substantial number of our ADSs or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ADSs at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of our ADSs.
The ADSs offered hereby will be sold in “at the market offerings”, and investors who buy ADSs at different times will likely pay different prices.
Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their ADSs as a result of ordinary share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying base prospectus, including the financial statements and other documents and information incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus supplement and accompanying base prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “designed,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•the initiation, timing, progress and results of our clinical trials and preclinical studies, and our research and development programs;
•our ability to advance product candidates into, and successfully complete, clinical trials;
•the timing of regulatory filings and the likelihood of favorable regulatory outcomes and approvals;
•the regulatory treatment of our product candidates;
•regulatory developments in the European Union, United States and other countries;
•the commercialization of our product candidates, if and once approved;
•the pricing and reimbursement of our product candidates, if and once approved;
•our ability to contract on commercially reasonable terms with third-party suppliers and manufacturers;
•the implementation of our business model and strategy and the development of our product candidates and platforms;
•the scope of protection we are able to establish, obtain and maintain for intellectual property rights covering our product candidates and platforms and our ability to protect and enforce such rights;
•our ability to operate our business without infringing on, misappropriating or otherwise violating the intellectual property rights of others;
•the ability of third parties with whom we contract to successfully conduct, supervise and monitor clinical trials for our product candidates;
•estimates of our expenses, future revenues, earnings, capital requirements and our needs for additional financing;
•the timing and amount of milestone and royalty payments that we may receive under our strategic collaboration agreements;
•our ability to obtain additional funding for our operations;
•the potential benefits of our strategic collaboration agreements and our ability to enter into future strategic arrangements;
•our ability to maintain and establish collaborations or obtain additional funding;
•the rate and degree of market acceptance of, and pricing for, our product candidates;
•our financial performance;

•the impact of macro-economic factors, including inflation, the U.S. Federal Reserve and other financial regulatory agencies raising interest rates, political conditions, changes in trade policies and geopolitical conflicts in Europe and the Middle East on our business, operations and prospects and on our clinical trials;
•our ability to attract and retain key scientific and management personnel;
•developments relating to our competitors and our industry, including competing therapies;
•the future trading price of the ADSs and impact of securities analysts reports on these prices; and
•other risks and uncertainties, including those listed under the caption “Risk Factors.”
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations, cash flows or financial condition. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We may issue and sell ADSs having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering price for the ADSs that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ADSs under or fully utilize the sales agreement with Leerink Partners as a source of financing.
We currently intend to use any net proceeds from this offering, together with our existing cash and cash equivalents for development and expansion of our radiopharmaceutical pipeline and platform and for working capital and other general corporate purposes, including investments, acquisitions, and collaborations, should we choose to pursue any. The amounts and timing of our actual expenditures will depend on numerous factors, including our development efforts with respect to our product candidates, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending application of the net proceeds as described above, we may initially invest the net proceeds in a variety of capital preservation investments, including term deposits, short-term, investment-grade, interest-bearing instruments and government securities.

DIVIDEND POLICY
We have never declared or paid any dividends on our ordinary shares and we do not anticipate paying dividends on our equity securities in the foreseeable future. Instead, we intend to retain any earnings for use in the operation and expansion of our business, including for continued advancement of our proprietary DARPin product candidates, investment in research and development, building up our late-stage clinical development and, eventually, commercialization abilities. As a result, investors in our ordinary shares or ADSs will benefit in the foreseeable future only if the ordinary shares or ADSs appreciate in value. Any future determination related to dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.
In order for us to declare and pay dividends, under Swiss law, any distribution must be proposed by our board of directors and approved by shareholders holding the majority of the ordinary shares represented at the general meeting of shareholders. Our board of directors may propose distributions in the form of a common dividend or in the form of a distribution of cash or property that is based upon a reduction of our share capital recorded in the commercial register.
In addition, our auditors must confirm that the dividend proposal of our board of directors to the shareholders conforms to Swiss statutory law and our articles of association. A Swiss corporation may pay dividends only if it has sufficient distributable profits from the previous or current business year or brought forward from previous business years or if it has distributable reserves, each as evidenced by its audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted.
Distributable reserves are generally booked either as “free reserves” or as “reserves from capital contributions”. Distributions out of issued share capital, which is the aggregate nominal value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital and Articles of Association.”

PLAN OF DISTRIBUTION
We have previously entered into a sales agreement with Leerink Partners, under which we may offer and sell our ordinary shares to be delivered in the form of ADSs from time to time through Leerink Partners acting as agent. Sales of our ADSs, if any, will be made in one or more transactions, including block transactions, or by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Global Select Market, on or through any other existing trading market for the ADSs or to or through a market maker.
Each time we wish to issue and sell our ordinary shares under the sales agreement, we will notify Leerink Partners of the number of ADSs to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of ADSs to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Leerink Partners, unless Leerink Partners declines to accept the terms of such notice, Leerink Partners has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ADSs up to the amount specified on such terms. The obligations of Leerink Partners under the sales agreement to sell our ordinary shares are subject to a number of conditions that we must meet.
The settlement of sales of the ADSs between us and Leerink Partners is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Leerink Partners may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Leerink Partners a commission up to 3.0% of the aggregate gross proceeds we receive from each sale of our ordinary shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Except as we and Leerink Partners otherwise agree, we will reimburse Leerink Partners for the certain fees and disbursements of its counsel, payable pursuant to the terms of the sales agreement. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Leerink Partners under the terms of the sales agreement, will be approximately $750,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Leerink Partners will provide written confirmation to us before the open on the Nasdaq Global Select Market on the day following each day on which our ordinary shares are sold under the sales agreement. Each confirmation will include the number or amount of ADSs sold through it as sales agent on that day, the volume weighted average price of the ADSs sold and the net proceeds to us from such sales.
In connection with the sale of our ADSs on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Leerink Partners against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Leerink Partners may be required to make in respect of such liabilities.
The offering of our ordinary shares in the form of ADSs pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ordinary shares subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Leerink Partners may each terminate the sales agreement at any time upon ten days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part.
Leerink Partners and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Leerink Partners may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Leerink Partners may at any time hold long or short positions in such securities.
This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Leerink Partners, and Leerink Partners may distribute this prospectus supplement and the accompanying base prospectus electronically.
Our ADSs are listed and traded on the Nasdaq Global Select Market under the symbol “MOLN.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
The following discussion describes the material U.S. federal income tax considerations relating to the ownership and disposition of our ADSs by U.S. Holders (as defined below). This discussion applies to U.S. Holders that hold our ADSs as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment). This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, the income tax treaty between the United States and Switzerland, or the Treaty, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold ADSs as part of a “straddle,” “conversion transaction,” “synthetic security” or integrated investment, persons who received their ADSs as compensatory payments, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our ADSs, corporations that accumulate earnings to avoid U.S. federal income tax, and partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and other passthrough entities, and investors in such passthrough entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences, any U.S. federal estate, gift or alternative minimum tax consequences, or the special tax accounting rules under Section 451(b) of the Code.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ADSs that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.
If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our ADSs, the U.S. federal income tax consequences relating to an investment in the ADSs will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our ADSs.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. A U.S. Holder of ADSs will generally be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADSs, and, accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares.
Passive Foreign Investment Company Consequences
In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules with respect to income and assets of its subsidiaries, either (1) at least 75% of its gross income is “passive income,” or (2) on average at least 50% of its assets, determined on a quarterly basis, for the taxable year are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (unless held in a non-interest bearing account for short-term working capital needs), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.
Based upon our analysis of the value of our assets and the nature and composition of our income and assets, we believe that we were a PFIC for the taxable year ended December 31, 2024. However, the determination of whether or not we are a PFIC is a fact-intensive determination made annually after the end of the taxable year and the applicable law is subject to varying interpretations. For instance, the value of our assets may be determined in large part by reference to the market price of our ADSs, which is likely to continue to fluctuate. Accordingly, we cannot provide any assurance regarding, and our U.S. counsel expresses no opinion with respect to, our PFIC status for any taxable year. Furthermore, there can be no assurance that the U.S. Internal Revenue Service, or the IRS, will agree with our conclusion or that the IRS will not successfully challenge our position.
If we are a PFIC in any taxable year during which a U.S. Holder owns our ADSs, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution made during a taxable year that is greater than 125% of the average annual distributions made in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ADSs, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ADSs, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for the ADSs. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, for ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.
If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ADSs, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the ADSs. If this election is made, the U.S. Holder will be deemed to sell the ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC. Any gain recognized from such deemed sale will be taxed under the PFIC excess distribution regime, and any loss will not be recognized. The U.S. Holder’s tax basis in its ADSs will be increased by the amount of gain recognized, and the U.S. Holder’s holding period for its ADSs will start on the day after the last day of the last taxable year in which we qualified as a PFIC. After the deemed sale election, the U.S. Holder’s ADSs will not be treated as shares of a PFIC unless we subsequently become a PFIC.
If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs and at any time have a non-U.S. corporate subsidiary that is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder generally will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and will be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries, if any.
If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs, such U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on the ADSs if such U.S. Holder makes a valid “mark-to-market” election for our ADSs. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our ADSs will be marketable stock as long as they remain listed on the Nasdaq Global Select Market and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally will take into account, as ordinary income for each taxable year of the U.S. Holder, any excess of the fair market value of the U.S. Holder’s ADSs held at the end of such taxable year over the U.S. Holder's adjusted tax basis in such ADSs. The U.S. Holder will also take into account, as an ordinary loss for each taxable year, any excess of its adjusted tax basis in such ADSs over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in its ADSs will be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of the ADSs in any taxable year in which we are a PFIC will be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.
A mark-to-market election will not apply to our ADSs for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election generally will not apply to any lower-tier PFICs that we may organize or acquire in the future, unless shares of such lower-tier PFICs are themselves marketable stock. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for our ADSs.
The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election for taxable years during which the U.S. Holder holds our ADSs and in which we are a PFIC. Instead, a U.S. Holder that makes a QEF election is required for each taxable year to include in income (i) the U.S. Holder’s pro rata share of the PFIC’s ordinary earnings as ordinary income and (ii) the U.S. Holder’s pro rata share of the PFIC’s net capital gains as capital gain, regardless of whether such earnings or gain have in fact been distributed, for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF election would not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ADSs by an amount equal to any income included under the QEF election and will decrease its tax basis by any amount distributed on the ADSs that is not included in the U.S. Holder’s income. If a U.S. Holder has made a QEF election with respect to its ADSs, any gain or loss recognized by the U.S. Holder on a sale or other disposition of such ADSs will constitute capital gain or loss. In addition, if a U.S. Holder makes a timely QEF election, our ADSs will not be considered shares in a PFIC in years in which we are not a PFIC, even if the U.S. Holder had held ADSs in prior years in which we were a PFIC.
U.S. Holders should consult their tax advisors regarding making QEF elections in their particular circumstances. If a U.S. Holder does not make and maintain a QEF election for the U.S. Holder’s entire holding period for our ADSs by making the election for the first year in which the U.S. Holder owns our ADSs, the U.S. Holder will be subject to the adverse PFIC rules discussed above unless the U.S. Holder can properly make a “purging election” with respect to our ADSs in connection with the U.S. Holder’s QEF election. A purging election may require the U.S. Holder to recognize taxable gain on the U.S. Holder’s ADSs.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. The QEF election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A shareholder makes a QEF election by attaching a completed IRS Form 8621, including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return and by filing a copy of the form with the IRS. We expect to provide the information necessary for a U.S. Holder to make a QEF election if we were treated as a PFIC for any taxable year, although there is no assurance that we will do so. Accordingly, U.S. holders may be unable to make a QEF election with respect to our ADSs.
U.S. Holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
Each U.S. person (as defined in the Code) that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require.
The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.
The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ADSs of a PFIC.
Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends on our equity securities in the foreseeable future. However, if we make a distribution contrary to this expectation, subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our ADSs generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ADSs. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ADSs, the excess will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to them to be treated as dividends. The dividend income will include any amounts withheld by the Company in respect of Swiss taxes. The amount of any dividend income paid in a currency other than the U.S. dollar will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Distributions on our ADSs that are treated as dividends generally will constitute income from sources outside the United States for U.S. foreign tax credit purposes and generally will constitute passive category income. Subject to certain complex conditions and limitations, Swiss taxes withheld on any distributions on our ADSs at a rate not exceeding the rate provided by the Treaty may be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The U.S. Treasury regulations may in some circumstances prohibit U.S. Holders from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. Accordingly, the rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming a deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.
Dividends paid by a “qualified foreign corporation” are eligible for taxation to noncorporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met, including holding period and the absence of certain risk reduction transaction requirements. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances. Prospective investors should be aware, however, that dividends paid by a company that is a PFIC in the taxable year in which the distribution is paid or in the preceding taxable year are not eligible to be taxed at such reduced rate. Distributions on our ADSs that are treated as dividends generally will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.
A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Switzerland for purposes of, and are eligible for the benefits of the Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Our ADSs will generally be considered to be readily tradable on an established securities market in the United States for so long as they are listed on Nasdaq Global Select Market. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our ADSs.
Sale, Exchange or Other Disposition of Our ADSs
Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ADSs in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ADSs. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for noncorporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ADSs were held by the U.S. Holder for more than one year. Any capital gain of a noncorporate U.S. Holder that is not long-term capital gain will be taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of the ADSs will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.
Medicare Tax
Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ADSs. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our ADSs.
Information Reporting and Backup Withholding
U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to their investment in our ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our ADSs may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.
Dividends on and proceeds from the sale or other disposition of our ADSs may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder fails to (1) provide an accurate United States taxpayer identification number (usually on IRS Form W-9), or (2) otherwise establish an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.
U.S. Holders should consult their own tax advisors regarding the backup withholding and information reporting rules.
The discussion above is for general informational purposes only and is not tax advice. Prospective investors in our ADSs should consult their own tax advisors regarding the U.S. federal, state, and local and non-U.S. income and non-income tax consequences of the purchase, ownership, and disposition of our ADSs in their particular circumstances, including information reporting requirements and the impact of any potential change in law.

SWISS TAX IMPLICATIONS
The following summary contains a description of the principal Swiss income tax consequences of the acquisition, ownership and disposition of our ADSs, but it does not purport to address all tax consequences of the offering, the acquisition, the ownership and sale or other disposition of ADSs and does not take into account the specific circumstances of any particular investor. This summary is based on the tax laws, regulations and regulatory practices of Switzerland as in the date hereof, which are subject to change (or subject to changes in interpretation), possibly with retroactive effect.
Current and prospective investors are advised to consult their own tax advisors in light of their particular circumstances as to the Swiss tax laws and regulatory practices that could be relevant for them in connection with the offering, the acquiring, owning and selling or otherwise disposing of ADSs and receiving dividends and similar cash or in-kind distributions on shares underlying the ADSs (including dividends or liquidation proceeds and stock dividends) or distributions on shares underlying the ADSs based upon a capital reduction (Nennwertrückzahlung) or paid out of reserves from capital contributions (Reserve aus Kapitaleinlagen) and the consequences thereof under the tax laws and regulatory practices of Switzerland.
Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax
Non-Resident Shareholders
Holders of ADSs representing our shares who are not resident in Switzerland for tax purposes, and who, during the relevant taxation year, have not engaged in a trade or business carried on through a permanent establishment or fixed place of business situated in Switzerland for tax purposes (all such shareholders are hereinafter referred to as the Non-Resident Shareholders), will not be subject to any Swiss federal, cantonal and communal income tax on dividends and similar cash or in-kind distributions on ADSs representing our shares (including dividends on liquidation proceeds and stock dividends) (hereinafter referred to as the Dividends), distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) on shares underlying the ADSs, or capital gains realized on the sale or other disposition of ADSs (see, however, “-Swiss Federal Withholding Tax” for a summary of Swiss federal withholding tax on Dividends).
Resident Private Shareholders
Swiss resident individuals who hold their ADSs as private assets (all such shareholders are hereinafter referred to as the Resident Private Shareholders) are required to include Dividends, but not distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) of the shares underlying the ADSs, in their personal income tax return and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant taxation period, including the Dividends, but not the distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen). Capital gains resulting from the sale or other dispositions of ADSs are not subject to Swiss federal, cantonal and communal income tax, and conversely, capital losses are not tax-deductible for Resident Private Shareholders. See “-Domestic Commercial Shareholders” for a summary of the taxation treatment applicable to Swiss resident individuals, who, for income tax purposes, are classified as “professional securities dealers”.
Domestic Commercial Shareholders
Corporate and individual shareholders who are resident in Switzerland for tax purposes and corporate and individual shareholder who are not resident in Switzerland, and who, in each case, hold their ADSs as part of a trade or business carried on in Switzerland, in the case of corporate and individual shareholders not resident in Switzerland, through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize Dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) received on shares underlying the ADSs and capital gains or losses realized on the sale or other disposition of ADSs in their income statement for the relevant taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings for such taxation period. The same taxation treatment also applies to

Swiss-resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealing, or leveraged investments in ADSs and other securities (the shareholders referred to in this section entitled “-Domestic Commercial Shareholders”, hereinafter for the purposes of this section, as the Domestic Commercial Shareholders). Domestic Commercial Shareholders who are corporate taxpayers may be eligible for dividend relief (Beteiligungsabzug) in respect of Dividends and distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) if the shares underlying the ADSs held by them as part of a Swiss business have an aggregate market value of at least CHF 1 million.
Swiss Cantonal and Communal Private Wealth Tax and Capital Tax
Non-Resident Shareholders
Non-Resident Shareholders are not subject to Swiss cantonal and communal private wealth tax or capital tax.
Resident Private Shareholders and Domestic Commercial Shareholders
Resident Private Shareholders and Domestic Commercial Shareholders who are individuals are required to report their ADSs as part of private wealth or their Swiss business assets, as the case may be, and will be subject to Swiss cantonal and communal private wealth tax on any net taxable wealth (including the ADSs), in the case of Domestic Commercial Shareholders to the extent the aggregate taxable wealth is allocated in Switzerland. Domestic Commercial Shareholders who are corporate taxpayers are subject to Swiss cantonal and communal capital tax on taxable capital to the extent the aggregate taxable capital is allocated to Switzerland.
Swiss Federal Withholding Tax
Dividends that the Company pays on the shares underlying the ADSs are subject to Swiss Federal withholding tax (Verrechnungssteuer) at a rate of 35% on the gross amount of the Dividend. The Company is required to withhold the Swiss federal withholding tax from the Dividend and remit it to the Swiss Federal Tax Administration. Distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) are not subject to Swiss federal withholding tax.
The Swiss federal withholding tax on a Dividend will be refundable in full to a Resident Private Shareholder and to a Domestic Commercial Shareholder, who, in each case, inter alia, as a condition to refund, duly reports the Dividend in his or her individual income tax return as income or recognizes the Dividends in its income statement as earnings, as applicable.
A Non-Resident Shareholder may be entitled to a partial refund of the Swiss federal withholding tax on Dividend if the country of his or her residence for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the conditions of such treaty are met. Such shareholders should be aware that the procedures for claiming tax treaty benefits (and the time required for obtaining a refund) might be different from country to country. For example, a shareholder who is resident of the U.S. for the purposes of the bilateral treaty between the U.S. and Switzerland is eligible for a refund of the amount of the withholding tax in excess of the 15% treaty rate, provided such shareholder: (i) qualifies for benefits under this treaty and qualifies as beneficial owner of the Dividends; (ii) hold, directly or indirectly, less than 10% of the voting stock of the Company; (iii) does not qualify as a pension scheme or retirement arrangement for the purpose of the bilateral treaty; and (iv) does not conduct business through a permanent establishment or fixed base in Switzerland to which the ADSs are attributable. Such an eligible U.S. shareholder may apply for a refund of the amount of the withholding tax in excess of the 15% treaty rate. The applicable refund request form may be filed with the Swiss Federal Tax Administration following receipt of the dividend and the relevant deduction certificate, however no later than December 31 of the third year following the calendar year in which the dividend was payable.
Swiss Federal Stamp Taxes
Any dealings in the ADSs, where a bank or another securities dealer in Switzerland, as defined in the Swiss Federal Stamp Tax Act, acts as intermediary or is a party to the transaction, are, subject to certain exemptions provided for in the Swiss Federal Stamp Tax Act, subject to Swiss securities turnover tax at an aggregate tax rate of up to 0.15% of the consideration paid for such ADSs.
International Automatic Exchange of Information in Tax Matters
On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement, which is based on article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of automatic exchange of information, or the AEOI. The Federal Act on the International Automatic Exchange of Information in Tax Matters, or the AEOI Act, entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.
The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of specialty (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings) and adequate data protection.
Based on such multilateral agreements and bilateral agreements and the implementing laws of Switzerland, Switzerland exchanges data in respect of financial assets, including the Shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or in a treaty state.
Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act
The United States and Switzerland entered into an intergovernmental agreement (the U.S.-Switzerland IGA) to facilitate the implementation of the U.S. Foreign Account Tax Compliance Act (FATCA). Under the U.S.-Switzerland IGA, financial institutions acting out of Switzerland generally are directed to become participating foreign financial institutions (FFIs). The U.S.-Switzerland IGA ensures that accounts held by U.S. persons with Swiss financial institutions (including accounts in which ADSs are held) are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland (the Treaty). The Treaty, as amended in 2019, includes a mechanism for the exchange of information in tax matters upon request between Switzerland and the United States, which is in line with international standards, and allows the United States to make group requests under FATCA concerning non-consenting U.S. accounts and non-consenting non-participating foreign financial institutions for periods from June 30, 2014. On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct notification-based regime (Model 2) to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities, or Model 1. The negotiations were concluded on November 13, 2023 and on June 27, 2024, the Swiss Federal Tax Administration issued a press release announcing the signing of a reciprocal FATCA Model 1 intergovernmental agreement, or Model 1 IGA. This means that Switzerland will also receive account data from the United States in the future. Swiss financial institutions will no longer provide the required data to the U.S. authorities, but rather to the Swiss Federal Tax Administration, which will then transmit it to the Internal Revenue Service. In Switzerland, the implementation of the Model 1 IGA necessitates changes to national law, which will be decided by the Federal Assembly. Such changes to national law implementing the Model 1 IGA are currently expected to enter into force in Switzerland on January 1, 2027. However, it is not possible to predict whether and when such changes will be enacted.

LEGAL MATTERS
The validity of the securities offered hereby on behalf of Molecular Partners AG and certain other matters of Swiss law will be passed upon for us by Homburger AG, Zurich, Switzerland. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, New York. The agent is being represented by Davis Polk & Wardwell LLP, New York, New York, with respect to U.S. federal law.
EXPERTS
The consolidated financial statements of Molecular Partners AG as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG AG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of KPMG AG is located at Badenerstrasse 172, Zurich, 8036 Switzerland.
WHERE YOU CAN FIND MORE INFORMATION
We file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.molecularpartners.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus supplement forms a part or under cover of a Report on Form 6-K and incorporated in this prospectus supplement by reference. Statements about these documents made in this prospectus supplement and the accompanying base prospectus are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:
•our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 6, 2025; and
•the descriptions of our ADSs contained in our Registration Statement on Form 8-A, filed with the SEC on June 11, 2021, including Exhibit 2.3 to our Annual Report on Form 20-F, filed with the SEC on March 6, 2025 and any other amendments or reports filed for the purpose of updating such descriptions.
You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.molecularpartners.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement at no cost, upon written or oral request to us at the following address:
Molecular Partners AG
Wagistrasse 14
8952 Zürich-Schlieren
Switzerland
Telephone: +41 44 755 77 00
Attn: General Counsel

Molecular Partners AG
Up to $100,000,000
American Depositary Shares representing Ordinary Shares
PROSPECTUS SUPPLEMENT

Leerink Partners LLC
        , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.    Indemnification of Board of Directors and Executive Committee
Under Swiss law, subject to certain limitations, a corporation may indemnify and hold harmless directors and other persons entrusted with its management out of the assets of the corporation from and against actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by or by reason of any act done, concurred in or omitted, in connection with the execution of their statutory duties, provided that such indemnity (if any) shall not extend to any matter in which any of said persons is found to have committed an intentional or grossly negligent breach of his or her duties. The registrant’s articles of association contain provisions governing the indemnification of the members of its board of directors and of its executive committee and the advancing of related defense costs to the extent not included in insurance coverage or paid by third parties.
In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the registrant.
The registrant has entered into indemnification agreements with each member of its board of directors and of its executive committee. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 9.    Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement.

1.2	Sales Agreement	F-3	333-265960	1.2	7/01/2022

3.1	Articles of association of the registrant	20-F	001-40488	1.1	3/06/2025

4.1	Deposit Agreement	20-F	001-40488	2.1	3/15/2022

4.2	Form of American Depositary Receipt (included in Exhibit 4.1)	20-F	001-40488	2.2	3/15/2022

4.3	Form of Indenture between the Registrant and one or more trustees to be named.	F-3	333-265960	4.3	7/01/2022

4.4*	Form of Debt Securities.

4.5*	Form of Warrant Agreement.

5.1	Opinion of Homburger AG					X

5.2	Opinion of Cooley LLP					X

23.1	Consent of KPMG AG, Independent Registered Public Accounting Firm.					X

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
23.2	Consent of Homburger AG (included in Exhibit 5.1).					X

23.3	Consent of Cooley LLP (included in Exhibit 5.2).					X

24.1	Powers of Attorney (included on signature page to the registration statement).					X

25.1**	Statement of Eligibility of Trustee under the Indenture.

107	Filing Fee Exhibit.					X
__________________
*To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K.
**To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
Item 10.    Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)If the registrant is relying on Rule 430B,
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Zurich, Switzerland, on April 11, 2025.

MOLECULAR PARTNERS AG
By:	/s/ Patrick Amstutz
Patrick Amstutz
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick Amstutz and Robert Hendriks, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Amstutz	Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2025
Patrick Amstutz

/s/ Robert Hendriks	SVP Finance (Principal Financial and Accounting Officer)	April 11, 2025
Robert Hendriks

/s/ William M. Burns	Chair of the Board	April 11, 2025
William M. Burns

/s/ Agnete Fredriksen	Director	April 11, 2025
Agnete Fredriksen, Ph.D.

/s/ Dominik Höchli	Director	April 11, 2025
Dominik Höchli, M.D.

/s/ Steven Holtzman	Director	April 11, 2025
Steven Holtzman

/s/ Sandip Kapadia	Director	April 11, 2025
Sandip Kapadia

/s/ Vito J. Palombella	Director	April 11, 2025
Vito J. Palombella, Ph.D.

/s/ Michael Vasconcelles	Director	April 11, 2025
Michael Vasconcelles, M.D.

Molecular Partners Inc.

/s/ Patrick Amstutz	Authorized Representative in the United States	April 11, 2025
Name: Patrick Amstutz
Title: Chief Executive Officer